LOAN AGREEMENT

         This LOAN AGREEMENT, dated May 21, 1996 is made and entered into by and between D.H. BLAIR INVESTMENT BANKING CORP. ("Lender"), a Delaware corporation whose address is 44 Wall Street, 2nd Floor, New York, New York 10005 and NEWS COMMUNICATIONS, INC. ("News") and, a Nevada corporation whose address is 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365, TRIBCO INCORPORATED, a New York corporation whose address is 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365, and ACCESS NETWORK CORP., a New York corporation whose address is 242 West 30th Street, New York, New York 10001 (each of the foregoing a "Borrower" and collectively, the "Borrowers").

         WHEREAS, the Borrowers desire to borrow from Lender the principal sum of One Million Dollars ($1,000,000) (the "Loan"); and

         WHEREAS, Lender is willing to make the Loan upon the terms and conditions hereinafter set forth; and

         WHEREAS, the parties desire to enter into this Loan Agreement to reflect the terms and conditions of, and to describe their respective rights and obligations with respect to, the Loan;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. The Loan. Lender agrees to make the Loan to the Borrowers in the principal amount of $1,000,000 on the terms and conditions contained herein and as provided in the Note (as hereinafter defined).

2. Loan Terms (a) The Loan shall be evidenced by a promissory note as such may be amended, modified, extended, restated, or a promissory note issued as a replacement or substitution therefor (the "Note") payable to Lender in substantially the form attached hereto as Exhibit A.

         (b) The Loan shall be payable in one installment of all outstanding principal and unpaid, accrued interest on May 21, 1998 (the "Maturity Date").

         (c) Interest shall accrue on the principal amount outstanding under the Loan at the rate of eight and one-half percent (8-1/2%) per annum and shall be payable quarterly commencing on July 1, 1996 and on the Maturity Date or the date of any other payment of principal under the Note. Interest shall be calculated on a 365-day year basis and actual days elapsed from disbursement date until paid.

         (d) The entire amount of unpaid principal and accrued interest shall, from and after the Maturity Date and from and after an "Event of Default" (as hereinafter defined), bear interest at the rate equal to the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum interest rate permitted by law.

         (e) The Borrowers may at any time prepay in whole or in part the principal sum, plus accrued interest on the amount so prepaid to date of payment, of the Note, without premium or penalty. Unless otherwise agreed by Lender, any prepayments shall be applied first to accrued interest and then to the unpaid principal amount of the Loan.

         (f) The Loan, and each and every modification, extension, renewal, or refinancing thereof, and the performance of all covenants, duties and obligations of the Borrowers and the compliance by the Borrowers with all conditions, representations and warranties set forth in this Loan Agreement, the other "Loan Documents" (as hereinafter defined) and all documents executed in connection herewith, shall be secured by a security interest in all assets of the Borrowers pursuant to a Security Agreement annexed hereto as Exhibit B and all of the stock of the Borrowers (other than News) pursuant to a Pledge Agreement annexed hereto as Exhibit C.

         (g) Simultaneously with the execution of this Loan Agreement, News agrees to issue to Lender a five-year warrant to purchase 200,000 shares of common stock of News at an initial exercise price of $2.50 per share pursuant to the Warrant (the "Warrant") annexed hereto as Exhibit D.

         (h) Lender shall not be required to make the Loan hereunder, unless and until the following shall be satisfied:

                  1. The Loan Agreement, the Note, the Security Agreement and the Pledge Agreement (collectively, the "Loan Documents") and the Warrant have been duly executed and delivered to Lender and shall be in full force and effect in accordance with their terms.

                  2. The Borrowers shall have theretofore complied with all of the conditions, terms, covenants and agreements contained in this Loan Agreement, the other Loan Documents and all documents executed in connection herewith including the Warrant and all representations and warranties of the Borrowers are true and correct as of the date of the borrowing.

                  3. At the time of the borrowing hereunder, the Borrowers shall deliver to the Lender a certificate, dated the date of the borrowing, confirming that no Event of Default (as hereinafter defined) or any event which upon notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of such borrowing.

                  4. On or prior to the date of the borrowing hereunder, the Lender shall have received from News:

                           (x) A certificate of an officer of News dated the
date of such borrowing and certifying (i) that attached thereto is a true and complete copy of the articles and bylaws of News as in effect prior to the adoption of the resolutions referred to in the immediately following clause and at all times since such adoption, (ii) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of News authorizing the execution, delivery and performance of this Loan Agreement and the other Loan Documents by all of the Borrowers and the Warrants by News, and

                           (y) such other documents as the Lender may reasonably
 request.

         (i) If any payment of principal, interest or any other amount due hereunder is due upon a day which is not a day upon which the Lender's bank is open for business ("Business Day") then such payment shall be due on the next succeeding Business Day and such extension shall in such case be included in the computation of interest accrued thereon.

3. Borrowers' Representations, Warranties and Covenants. Each Borrower represents, warrants, and covenants to Lender that, as of the date hereof, and as long as any amount hereunder or under the Note remains outstanding (and with respect to the Warrant, until expiration or exercise of the Warrant):

         (a) there is no provision of any contract, agreement, indenture or other instrument to which the Borrower is or will be a party which would be contravened or violated by any of the representations, warranties, covenants or agreements made or actions to be taken hereunder or under the other Loan Documents or Warrant by such Borrower.

         (b) there is no action, suit, proceeding, arbitration or investigation pending at law or in equity or before any governmental agency or instrumentality or, to the knowledge of such Borrower, threatened against or affecting such Borrower or which, in any case, might materially adversely affect such Borrower or its operations, business, assets, properties or condition (financial or otherwise) or its ability to perform or otherwise comply with its obligations to Lender. If, in the future, such action, suit, proceeding, arbitration or investigation is pending or threatened, such Borrower shall provide Lender with immediate notification and the details thereof.

         (c) such Borrower is a corporation duly organized and validly existing under the laws of the state of its incorporation. Such Borrower has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it and such Borrower is duly licensed or qualified to do business as a foreign corporation in all jurisdictions in which the nature of its business require it to be so licensed or qualified. Such Borrower is in all material respects in compliance with all laws, regulations and ordinances applicably to it.

         (d) the execution, delivery and performance by such Borrower of this Loan Agreement, the other Loan Documents and the Warrant (i) do not require the approval of any governmental authority, (ii) do not violate the certificate of incorporation or bylaws of such Borrower and (iii) do not violate any provisions of law, any writ, order or decision of any court or other governmental authority, or any indenture, agreement or other instrument to which such Borrower is a party or by which its properties may be bound or affected. This Loan Agreement, the other Loan Documents, the Warrant and any other documents executed by such Borrower in connection herewith are, or upon execution and delivery will be, the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, and are not and will not be, without Lender's prior written consent, subordinated in right of payment to any other obligation of such Borrower.

         (e) such Borrower has obtained all necessary corporate and other approvals for the execution and delivery of this Loan Agreement, the other Loan Documents and the Warrant. Such Borrower has the power and authority to execute this Loan Agreement, the other Loan Documents and the Warrant and to consummate the transactions contemplated hereby and thereby.

         (f) except for approximately $170,000 in overdue payroll taxes, which the Borrower will repay from the proceeds of the Loan, no delinquency presently exists with respect to payment of any tax, assessment or other governmental charge owing by such Borrower. There are no material unresolved questions or claims concerning any tax liability of such Borrower.

         (g) insurance of the types and in the amounts customarily carried in lines of business similar to such Borrower is maintained and kept in force.

         (h) there is no condition of existing default by such Borrower under any agreement, lease, contract or other instrument which would have a material adverse effect on such Borrower, its operations, business, assets, properties, or condition (financial or otherwise) or its ability to fulfill its obligations to Lender hereunder or under the other Loan Documents or the Warrant.

         (i) such Borrower has no contingent or disputed liabilities or unrealized or anticipated losses which in the aggregate are material, or any material commitments of an unusual or burdensome character.

         (j) there is no fact which materially adversely affects the ability of such Borrower to perform its obligations to Lender which has not been set forth herein.

         (k) none of this Loan Agreement, the other Loan Documents or the Warrant, nor any certificate, statement or other document furnished or to be furnished to the Lender in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, not misleading.

4. Covenants. Unless Lender otherwise agrees in writing, until payment and performance in full of the Loan and all obligations hereunder and under the other Loan Documents, each Borrower shall:

         (a) duly and punctually pay or cause to be paid the principal of and interest on the Note on the dates, in the places and in the manner set forth therein and herein, and perform and observe all other obligations of such Borrower under this Loan Agreement, the other Loan Documents, the Warrant and any other instruments, documents and agreements executed in connection herewith.

         (b) maintain and preserve its existence, rights, privileges and franchises in good standing under the laws of the state of its incorporation and of such states in which it may decide to maintain its existence and maintain its right to transact business in all other states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states.

         (c) keep and maintain full and accurate accounts and records of its operations in accordance with generally accepted accounting principles applicable to businesses of the type in which it is engaged and consistent with principles heretofore applied by it in preparation of its financial statements.

         (d) with respect to News, timely file all documents and reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and provide copies of all such filings, documents and reports to Lender immediately after their filing with the Securities and Exchange Commission or any other governmental or regulatory body.

         (e) permit Lender to inspect the accounts and records of such Borrower at any time during normal business hours.

         (f) comply in all material respects with all laws, regulations, rules and orders of governmental authorities applicable to it or to its operations, business or property.

         (g) duly pay and discharge, all wages, indebtedness, obligations, assessments, governmental charges and taxes, real and personal, including federal and state income taxes, levied upon or assessed against it or against its properties or income prior to the date on which penalties were attached thereto, unless and except to the extent only such shall be contested in good faith and by appropriate proceedings diligently conducted by it.

         (h) execute and deliver to Lender such other and further instruments, security agreements documents and information and to do such other and further acts as may be reasonably required and requested by Lender in order to fully vest and maintain in Lender any security interest or rights herein contemplated.

         (i) promptly after learning thereof, notify Lender in writing of the occurrence of (i) any Event of Default or any act, condition, or event that would constitute an Event of Default upon notice, failure to cure or lapse of time or all of the foregoing; (ii) any material adverse change in its business, property, assets, operations or condition (financial or otherwise) or (iii) the pendency or threat of any investigation or litigation or arbitration and of any tax deficiency, tax determination or other proceeding before any governmental body or official affecting it.

         (j) will not voluntarily create, suffer, or permit to be created any new or additional liens against the "Collateral" (as such term is defined in the Security Agreement) or any liens against the "Pledged Securities" (as such term is defined in the Pledge Agreement) except any lien created hereby. Each Borrower shall not incur any indebtedness except in the ordinary course of business without Lender's prior written consent which shall not be unreasonably withheld.

         (k) except with Lender's prior written consent, not (a) sell, lease, transfer, spin off to shareholders or otherwise dispose of two or more of the Borrowers' newspapers and/or other publications or any of the Pledged Securities or (b) enter into any arrangement with any person with respect thereto.

5. Events of Default. If any of the events specified in this Section 5 shall occur (herein individually referred to as an "Event of Default"):

        (i) Default in payment of principal or interest under the Note when due;

        (ii) A default by any Borrower in any obligation, or breach by any Borrower of any representation, warranty, covenant or agreement, set forth herein or in any other Loan Document or the Warrant, or other documents signed by any Borrower in connection with the Loan which is not cured or cannot be cured by such Borrower, within ten (10) days after the Lender has given such Borrower written notice of such default;

         (iii) The institution by any Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property or the taking of any action by any Borrower in furtherance of any such action;

         (iv) If, within sixty (60) days after the commencement of an action against any Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of such Borrower, or all orders or proceedings thereunder affecting the property of such Borrower, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of such Borrower of any trustee or receiver for all or any substantial party of its property such appointment shall not have been vacated;

         (v) Any default of any Borrower under any indebtedness or other obligations which aggregate at least $100,000 if such default is not cured by such Borrower before the earlier of (1) ten (10) days after the Lender has given such Borrower written notice of such default or (2) the obligee of such indebtedness or other obligation has made demand or notified the Borrower of any acceleration and in either case, any cure period has lapsed; or

         (vi) The rendering of one or more judgments or orders against any Borrower for the payment of money exceeding any applicable insurance coverage by more than $100,000 in the aggregate, and either (1) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or
(2) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgement or order, by reasons of a pending appeal or otherwise, shall not be in effect; or

         (vii) Any event if default under any other Loan Document; or

         (viii) The dissolution or liquidation of any Borrower or if any Borrower or its directors or shareholders shall take action approving or authorizing the dissolution or liquidation of such Borrower then,  with the  exception of an Event of Default  specified in clauses
(iii) or (iv) above, the Lender may, by notice to the Borrowers, declare any outstanding indebtedness to Lender under the Note and this Loan Agreement, all interest thereon and all other amounts payable hereunder or thereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, whereupon the principal amount of the Note, all such interest and all such amounts shall become and be immediately due and payable, and exercise any and all of its other rights under applicable law.

         Upon the occurrence of an Event of Default specified in clauses (iii) or (iv) above, any outstanding indebtedness to Lender under the Note and this Loan Agreement, all interest thereon and all other amounts payable hereunder or thereunder shall thereupon and concurrently therewith become due and payable, all without any action by the Lender, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything in this Loan Agreement or the Note to the contrary notwithstanding.

         In addition to its rights hereunder Lender may also exercise any or all of its rights contained in any other Loan Document.

6. Miscellaneous.

         (a) Any notice required, desired or permitted to be given to the Borrowers or the Lender hereunder shall be in writing and shall be delivered personally, sent certified or registered United States mail, return receipt requested, or sent by overnight courier service addressed to:

         Borrowers:   Michael Schenkler
                      President
                      News Communications, Inc.
                      174-15 Horace Harding Expressway
                      Fresh Meadows, New York 11365

         Lender:      J. Morton Davis
                      Chairman
                      D.H. Blair Investment Banking Corp.
                      44 Wall Street
                      2nd Floor
                      New York, New York 10005

Such notices shall be deemed given (i) if delivered  personally,  upon delivery,
(ii) if mailed as aforesaid, two (2) business days after deposit in the United States mail and (iii) if sent by overnight courier service, (1) business day after deposit with the courier service. Any party may change its address by notice to the other parties.

         (b) In the event any term or provision of this Loan Agreement, any other Loan Document, the Warrant or any other instrument, document or agreement executed pursuant hereto shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not affect the validity, legality or enforceability of the remaining terms and provisions of this Loan Agreement, any Loan Document, the Warrant or any such other instrument, document or agreement, which shall be enforced as if the unenforceable term or provision were deleted.

         (c) No course of dealing on the part of Lender, its officers, directors, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any rights, remedy, power or privilege of Lender under this Loan Agreement, any other Loan Document the Warrant, or any other instrument, document or instrument executed and delivered in connection herewith at law or in equity shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, remedy, power or privilege. No waiver or consent shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         (d) The enforcement of any rights of Lender to any security for the Loan including under the Loan Documents shall not affect the rights of Lender to enforce payment of the Loan and to recover judgement for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that Lender shall otherwise have.

         (e) This Loan Agreement, the other Loan Documents, the Warrant and all instruments, documents or agreements executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         (f) The Borrowers may not assign any of their respective rights or obligations hereunder or under any of the other Loan Documents or the Warrant, without the prior written consent of Lender. Any such assignment without such consent shall be void and shall constitute an Event of Default hereunder and under the other Loan Documents. Lender may assign its rights and obligations hereunder or under the other Loan Documents or the Warrant without the prior consent of the Borrowers.

         (g) This Loan Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Borrowers and the Lender, and their respective successors and permitted assigns.

         (h) This Loan Agreement contains the entire agreement between the Borrowers and the Lender with respect to the subject matter hereof, and supersedes and cancels any prior agreements or understanding, oral or written among the parties hereto with respect thereto. This Loan Agreement may not be amended or modified except in a writing signed by the Lender and the Borrowers.

         (i) All representations and warranties contained in this Loan Agreement or made in writing by or on behalf of Borrowers in connection with the transactions contemplated hereby shall survive the execution and delivery of this Loan Agreement and of the other Loan Documents, regardless of any investigation at any time made by Lender or on its behalf. This Loan Agreement shall continue in full force and effect so long as any amounts borrowed, or expenses, fees, including legal fees, or interest remain unpaid.

         (j) This Loan Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement. This Loan Agreement will be deemed to be a binding agreement among the parties hereto upon the receipt by each party of fully executed copies of this Agreement by mail, facsimile or otherwise.

         (k) The Lender is not a partner or a joint venturer with the Borrowers with respect to the transactions contemplated hereby or by the other Loan Documents or the Warrant and the Lender shall not be deemed liable as such with respect to any liability of the Borrowers.

         (l) The Borrowers hereby consent to service of any notice, process, motion or other document in connection with any lawsuit or other proceeding arising out of or relating to this Loan Agreement, the other Loan Documents or the Warrant, by registered mail, return receipt requested, to the address set forth in Section 6(a) hereof or such other address as the Borrowers shall provide the Lender in writing and the Borrowers hereby waive any right to trial by jury in any such lawsuit or proceeding.

         (m) Each Borrower hereby agrees not to raise or interpose any defense, set-off or counterclaim of any kind or nature whatsoever which it may have against the Lender in any action brought upon this Loan Agreement, the other Loan Documents or the Warrant and each Borrower acknowledges that it has no defense of any kind or nature to the enforcement of this Loan Agreement, the other Loan Documents and the Warrant or to the binding nature of the obligations represented hereby or thereby.

         (n) The Borrower agrees to pay all of Lender's legal fees and expenses incurred in connection with the documentation, negotiation and execution of this Loan Agreement, the other Loan Documents and the Warrant, and all expenses incurred, including legal fees and expenses, in collecting any of Borrower's obligations hereunder or thereunder.

D.H. BLAIR INVESTMENT                    NEWS COMMUNICATIONS, INC.
BANKING CORP.


By: /s/ J. Morton Davis                  By: /s/ Michael Schenkler
    -------------------------                ----------------------------
    J. Morton Davis                          Michael Schenkler
    Chairman                                 President


                                         TRIBCO INCORPORATED


                                         By: /s/ Michael Schenkler
                                             ----------------------------
                                             Michael Schenkler
                                             President


                                         ACCESS NETWORK CORP.


                                         By: /s/ Michael Schenkler
                                             ---------------------------
                                             Michael Schenkler
                                             President